As filed with the Securities and Exchange Commission on May 13, 1999
                                                      Registration No. 333-75823
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          POST-EFFECTIVE AMENDMENT NO.1
                                   TO FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                   CATERPILLAR FINANCIAL SERVICES CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                                            37-1105865
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                              3322 West End Avenue
                           Nashville, Tennessee 37203
                                 (615) 386-5800
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                           ---------------------------

                               Paul J. Gaeto, Esq.
                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                              3322 West End Avenue
                           Nashville, Tennessee 37203
                                 (615) 386-5800
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                               David S. Katz, Esq.
                              ORRICK, HERRINGTON &
                                  SUTCLIFFE LLP
                               Washington Harbour
                               3050 K Street, N.W.
                             Washington, D.C. 20007
                                 (202) 339-8400

        Approximate date of commencement of proposed sale to the public:
      From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________________

If delivery of the prospectus is expected to be made C to Rule 434, please check the following box. |_|
================================================================================

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following is an itemized statement of expenses of Caterpillar Financial in connection with the issue of the Notes:

         Registration fee...............................................$ 27,800

         Fees and expenses of Agent..................................... 200,000

         Fees and expenses of Trustee...................................  13,750

         Printing expenses..............................................   9,000

         Accountants' fees and expenses.................................   5,000

         Counsel fees and expenses......................................  60,000

         Blue Sky qualification.........................................   2,000

         Miscellaneous..................................................   6,250


                           Total........................................$323,800

         All except the first of the foregoing amounts are estimates.

Item 15. Indemnification of Directors and Officers.

         Section 145 of the Delaware Corporation law authorizes indemnification of officers and Directors of Caterpillar Financial under certain circumstances.

         Insurance carried by Caterpillar Inc. provides (within limits and subject to certain exclusions) for reimbursement of amounts which (a) Caterpillar Inc. or Caterpillar Financial may be required or permitted to pay as indemnities to Caterpillar Financial's Directors or officers for claims made against them, and (b) individual Directors, officers and certain employees of Caterpillar Financial may become legally obligated to pay as the result of acts committed by them while acting in their corporate or fiduciary capacities.

         The Caterpillar Money Market Plan provides for the indemnification of officers and Directors of Caterpillar Financial under certain circumstances.

Item 16. Exhibits.

    Exhibit         Exhibit
    Number

      1             Caterpillar Money Market Plan (incorporated by reference to
                    Exhibit 1 to Caterpillar Financial's Registration Statement on Form S-3, No. 33-39299)

      4.1 Form of Indenture (incorporated by reference to Exhibit 4.1 to Caterpillar Financial's Registration Statement on Form S-3, No. 33-39299)

      4.2 Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar (incorporated by reference to Exhibit 4.2 to Caterpillar Financial's Form 10, as amended, Commission File No. 0-13295).

      5 Opinion of Orrick, Herrington & Sutcliffe LLP, as to the validity of the Notes.

     12 Computation of Ratios of Profit to Fixed Charges of Caterpillar Financial (incorporated by reference to Caterpillar Financial's Form 10-K for the period ended December 31, 1998).

     23.1           Consent of PricewaterhouseCoopers LLP.

     23.2 The consent of Orrick, Herrington & Sutcliffe LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.

     24             Powers of Attorney of Directors and Officers of Caterpillar
                    Financial.

     25             Form T-1 Statement of Eligibility and Qualification of U.S.
                    Bank Trust National Association.

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Caterpillar Financial certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 13th day of May, 1999.


                                     CATERPILLAR FINANCIAL SERVICES CORPORATION
                                                    (Registrant)





                                     By:  /S/ PAUL J. GAETO
                                          -------------------------------------
                                          Paul J. Gaeto, Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been duly signed below by the following persons in the capacities indicated on the 13th day of May 1999.


            Signature                                                             Title

      /s/:   JAMES S. BEARD                                          President, Director and
  ------------------------------                                     Principal Executive Officer
          James S. Beard


     /s/:  JAMES R. ENGLISH                                          Executive Vice President
  ------------------------------                                     and Director
           J.R. English


      /s/:  JAMES W. OWENS                                           Director
  ------------------------------
         James W. Owens


    /s/:  KENNETH C. SPRINGER                                        Controller
  ------------------------------                                     and Principal Accounting Officer
        Kenneth C. Springer


      /s/:  EDWARD J. SCOTT                                          Treasurer
  ------------------------------                                     and Principal Financial Officer
         Edward J. Scott


By        /s/: PAUL J. GAETO
    ---------------------------------
     Paul J. Gaeto, Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number         Exhibit
--------------         -------


      1 Caterpillar Money Market Plan (incorporated by reference to Exhibit 1 to Caterpillar Financial's Registration Statement on Form S-3, No. 33-39299).

      4.1 Form of Indenture, dated as of July 15, 1991, between Caterpillar Financial and U.S. Bank Trust National Association (as successor to the former trustee), as Trustee (incorporated by reference to
                       Exhibit 4.1 to Caterpillar Financial's Registration Statement on Form S-3, No. 33-39299)

      4.2 Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar (incorporated by reference from Exhibit 4.2 to Caterpillar Financial's Form 10, as amended. Commission File No. 0-13295).

      5 Opinion of Orrick, Herrington & Sutcliffe LLP, as to the validity of the Notes.

     12 Computation of Ratios of Profit to Fixed Charges of Caterpillar Financial (incorporated by reference by reference to Caterpillar Financial's Form 10-K for the period ended December 31, 1998).

     23.1              Consent of PricewaterhouseCoopers LLP.

     23.2 The consent of Orrick, Herrington & Sutcliffe LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.

     24                Powers of Attorney of Directors and Officers of
                       Caterpillar Financial.

     25 Form T-1 Statement of Eligibility and Qualification of U.S. Bank Trust National Association.